Exhibit 1.1
QUANTINUUM INC.
             Shares of Class A Common Stock
Underwriting Agreement
           , 2026
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Jefferies LLC
As Representatives of the
several Underwriters listed
in Schedule 1 hereto
c/o J.P. Morgan Securities LLC
270 Park Avenue
New York, New York 10017
c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
c/o Jefferies LLC
520 Madison Avenue
New York, New York 10022
Ladies and Gentlemen:
Quantinuum Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of shares of Class A common stock, par value $0.0001 per share (“Class A common stock”), of the Company (the “Underwritten Shares”) and, at the option of the Underwriters, up to an additional shares of Class A common stock of the Company (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares.” The shares of Class A common stock of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock.”
Morgan Stanley & Co. LLC (the “Directed Share Underwriter”) has agreed to reserve a portion of the Shares to be purchased by it under this underwriting agreement (this “Agreement”), up to Shares, for sale to the Company’s current or former directors, officers, employees, business associates and related persons (collectively, “Participants”), as set forth in the Prospectus (as hereinafter defined) under the heading “Underwriting” (the “Directed Share Program”). The Shares to be sold by the Directed Share Underwriter and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares.” Any

Directed Shares not orally confirmed for purchase by any Participant by P.M., New York City time on the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.
In connection with the offering contemplated by this underwriting agreement (this “Agreement”), the “Reorganization Transactions” (as such term is defined in the Registration Statement and the Preliminary Prospectus (each as defined below) under the caption “Organizational Structure—Reorganization Transactions”) were or will be effected, pursuant to which, among other things, the Company will become the sole managing member of Quantinuum Holdings, LLC, a Delaware limited liability company (the “LLC”), and will operate and control all of the business and affairs of the LLC and, through the LLC and its subsidiaries, conduct its business. The Company and the LLC are each referred to herein as a “Quantinuum Party” and, collectively, as the “Quantinuum Parties.”
The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:
1.    Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-295701), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.
At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated , 2026 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.
“Applicable Time” means [A./P].M., New York City time, on , 2026.

2.    Purchase of the Shares.
(a)    The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per share of $ (the “Purchase Price”) from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto.
In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.
If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.
The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth (30th) day following the date of the Prospectus, by written notice from the Representatives to the Company (with a courtesy copy of such notice delivered to Latham & Watkins LLP). Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.
(b)    The Company understands that the Underwriters intend to make a public offering of the Shares, and initially to offer the Shares on the terms set forth in the Pricing Disclosure Package. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.
(c)    Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Underwritten Shares, at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 at 10:00 A.M., New York City time, on , 2026, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date”, and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”
Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.
(d)    Each Quantinuum Party acknowledges and agrees that the Representatives and the other Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Quantinuum Parties with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Quantinuum Parties or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Quantinuum Parties or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Quantinuum Parties shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor the other Underwriters shall have any responsibility or liability to the Quantinuum Parties with respect thereto. Any review by the Representatives and the other Underwriters of the Quantinuum Parties, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Quantinuum Parties.
3.    Representations and Warranties of the Quantinuum Parties. Each Quantinuum Party, jointly and severally, represents and warrants to each Underwriter that:
(a)    Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the applicable requirements of the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Quantinuum Parties make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Quantinuum Parties in writing by such Underwriter through the Representatives expressly for use in any Preliminary

Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.
(b)    Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Quantinuum Parties make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Quantinuum Parties in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.
(c)    Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) and (ii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) any Testing-the Waters Communication (as defined below), or (iii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the applicable provisions of the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Quantinuum Parties make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing

Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.
(d)    Emerging Growth Company. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication undertaken in reliance on Section 5(d) of the Securities Act) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on either Section 5(d) of, or Rule 163B under, the Securities Act.
(e)    Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representatives (x) with entities that are qualified institutional buyers (“QIBs”) within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Securities Act (“IAIs”) and otherwise in compliance with the requirements of Section 5(d) of the Securities Act or (y) with entities that the Company reasonably believed to be QIBs or IAIs and otherwise in compliance with the requirements of Rule 163B under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications by virtue of a writing substantially in the form of Exhibit A hereto. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Annex B hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication prepared or authorized by the Company that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the applicable provisions of the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(f)    Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the knowledge of the Quantinuum

Parties, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Quantinuum Parties make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Quantinuum Parties in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.
(g)    Financial Statements. The financial statements (including the related notes thereto) of the Company and Quantinuum, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Quantinuum (Cayman)”) and their respective consolidated subsidiaries included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Company, the LLC and their respective consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the periods covered thereby, except in the case of unaudited financial statements, which are subject to normal period end adjustments and do not contain footnotes as permitted by the applicable rules of the Commission, and any supporting schedules included in the Registration Statement present fairly, in all material respects, the information required to be stated therein; and the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company, the LLC and their respective consolidated subsidiaries and presents fairly in all material respects the information shown thereby; all disclosures included in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of Commission) comply in all material respects with Regulation G of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) and Item 10 of Regulation S-K of the Securities Act, to the extent applicable; and the pro forma financial information and the related notes thereto included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(h)    No Material Adverse Change. Since the date of the most recent financial statements of the Company and Quantinuum (Cayman) included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any material change in the capital stock or outstanding equity, as applicable (other than (a) the Reorganization Transactions and (b) the issuance of shares of Common Stock (as defined below) upon conversion or exercise of stock options and warrants described as outstanding in, the exchange, if any, of equity interests of the LLC in, and the grant of options and awards under, existing equity incentive plans, in each case, described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus), short-term debt or long-term debt of any Quantinuum Party or any of their respective subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or the LLC on any class of capital stock or other equity interests, as applicable, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, members’ equity, results of operations or prospects of the Quantinuum Parties and their subsidiaries taken as a whole; (ii) none of the Quantinuum Parties or any of their respective subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Quantinuum Parties and their subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Quantinuum Parties and their subsidiaries taken as a whole; and (iii) none of the Quantinuum Parties or any of their respective subsidiaries has sustained any loss or interference with its business that is material to the Quantinuum Parties and their subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(i)    Organization and Good Standing. Each Quantinuum Party and each of their respective subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, members’ equity, results of operations or prospects of the Quantinuum Parties, as applicable, and their respective subsidiaries taken as a whole or on the performance by the Quantinuum Parties of their respective obligations under the Transaction Documents (as defined below) (a “Material Adverse Effect”). The Quantinuum Parties do not own or control directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement. The subsidiaries listed in Exhibit 21 to the Registration Statement are the only “significant subsidiaries” of the Company.
(j)    Capitalization. Each of the Company and Quantinuum (Cayman) has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock, including the Class A Common Stock and of Class B common stock, par value $0.0001 per share of the Company (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, upon consummation of the Reorganization Transactions there will be no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries (including, without limitation, the LLC), or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock or equity interest of the Company or any such subsidiary (including, without limitation, the LLC), any such convertible or exchangeable securities or any such rights, warrants or options; upon consummation of the Reorganization Transactions, the capital stock of the Company and the equity interests of the LLC will conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company will have been duly and validly authorized and issued, will be fully paid and non-assessable and will be owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.
(k)    Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of any Quantinuum Party or any of their respective subsidiaries (collectively, the “Company Stock Plans”), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), so qualifies, (ii) no Stock Option is subject to Section 409A of the Code, (iii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors (or a duly constituted and authorized committee thereof) of the applicable Quantinuum Party, or its general partner, sole or managing member, as the case may be, and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iv) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including, as applicable, the rules of the Nasdaq Global Market (“Nasdaq”) and any other exchange on which Company securities are traded, and (v) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the applicable Quantinuum Party. No Quantinuum Party has knowingly granted, and there is no and has been no policy or practice of any Quantinuum Party granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding any Quantinuum Party or any of its subsidiaries or their results of operations or prospects.
(l)    Due Authorization. Each Quantinuum Party has full right, power and authority to execute and deliver, to the extent a party thereto, (i) this Agreement (ii) the Tax Receivable Agreement among the Company, the LLC and each member of the LLC party thereto (the “Tax Receivable Agreement”), (iii) the Amended and Restated Limited Liability Company Agreement of the LLC (the “LLC Agreement”), and (iv) the Registration Rights Agreement among the Company and certain stockholders party thereto (the “Registration Rights Agreement” and, together with this Agreement, the Tax Receivable Agreement and the LLC Agreement, the “Transaction Documents”) , and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby has been duly and validly taken.
(m)    Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each Quantinuum Party.
(n)    The Shares. The Shares to be issued and sold by the Company hereunder and the shares of Class B Common Stock to be issued by the Company in the Reorganization Transactions have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, or, for the shares of Class B Common Stock, will be duly and validly issued, will be fully paid and non-assessable and will conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuances of the Shares and of the shares of Class B Common Stock are not subject to any preemptive or similar rights that have not been duly waived or satisfied.
(o)    Other Transaction Documents. Each of the Transaction Documents, in each case, to be entered into on or prior to the Closing Date, has been duly authorized and, as of the Closing Date, will have been duly executed and delivered by each Quantinuum Party, to the extent a party thereto, and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of each such Quantinuum Party enforceable against such Quantinuum Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.
(p)    Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(q)    No Violation or Default. None of the Quantinuum Parties nor any of their respective subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any Quantinuum Party or any of their respective subsidiaries is a party or by which any Quantinuum Party or any of their respective subsidiaries is bound or to which any property, right or asset of any Quantinuum Party or any of their respective subsidiaries is subject; or (iii) in violation of any law or statute applicable to the Quantinuum Parties or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(r)    No Conflicts. The execution, delivery and performance by each Quantinuum Party of each of the Transaction Documents to which it is a party, the issuance and sale of the Shares and the consummation of the transactions (including, without limitation, the Reorganization Transactions) contemplated by the Transaction Documents or the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of any Quantinuum Party or any of their respective subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any Quantinuum Party or any of their respective subsidiaries is a party or by which any Quantinuum Party or any of their respective subsidiaries is bound or to which any property, right or asset of any Quantinuum Party or any of their subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of any Quantinuum Party or any of their respective subsidiaries or (iii) result in the violation of any applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Quantinuum Parties or any of their respective subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)    No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by each Quantinuum Party of each of the Transaction Documents to which it is a party, the issuance and sale of the Shares and the consummation of the transactions (including, without limitation, the Reorganization Transactions) contemplated by the Transaction Documents, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications (i) as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters or (ii) as would not, individually or in the aggregate, reasonably be expected to materially adversely affect the consummation of the transactions contemplated by this Agreement, including the Reorganization Transactions.
(t)    Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which any Quantinuum Party or any of their respective subsidiaries is or may be a party or to which any property of any Quantinuum Party or any of their respective subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to any Quantinuum Party or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such Actions that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect are threatened or, to the knowledge of the Quantinuum Parties, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(u)    Independent Accountants. Deloitte & Touche LLP, who have certified certain financial statements of the Company, the LLC and their respective subsidiaries, is an independent registered public accounting firm with respect to the Company, Quantinuum (Cayman) and their respective subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.
(v)    Title to Real and Personal Property. Each Quantinuum Party and its subsidiaries have good and marketable title in fee simple or other comparable valid title to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of each Quantinuum Party and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by each Quantinuum Party and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(w)    Intellectual Property. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each Quantinuum Party and its subsidiaries own or have a valid and enforceable right to use all patents, trademarks, service marks, trade names, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, intellectual property rights in software, systems, procedures, other patentable or unpatentable proprietary or confidential information and all other intellectual property, industrial property and proprietary rights (including all registrations and applications for registration of, the foregoing) (collectively, “Intellectual Property”) used in the conduct of their respective businesses; (ii) to the knowledge of the Quantinuum Parties, each Quantinuum Party’s and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) each Quantinuum Party and its subsidiaries have not received any written notice of and are not otherwise aware of any pending or threatened claim alleging infringement, misappropriation or other violation of any Intellectual Property of any person; (iv) to the knowledge of the Quantinuum Parties, no Intellectual Property owned by or exclusively licensed to the Quantinuum Parties and their respective subsidiaries is being, or has been, infringed, misappropriated or otherwise violated by any person; and (v) each Quantinuum Party and its subsidiaries has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property, the value of which to any Quantinuum Party or any of its subsidiaries is contingent upon maintaining the confidentiality thereof.
(x)    Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) the Quantinuum Parties and their respective subsidiaries use and have used any and all software distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (collectively, “Open Source Software”) in compliance with all license terms applicable to the Quantinuum Parties’ and their respective subsidiaries’ use of such Open Source Software; and (ii) neither the Quantinuum Parties nor any of their respective subsidiaries use or distribute or have used or distributed any Open Source Software in any manner that requires or has required (A) any Quantinuum Party or any of its subsidiaries to permit reverse engineering of any software code or other technology owned by the Quantinuum Parties and their respective subsidiaries or (B) any software code or other technology owned by any Quantinuum Party or any of its subsidiaries to be (1) disclosed or distributed in source code form to any third party, (2) licensed for the purpose making derivative works or (3) redistributed at no charge.

(y)    No Undisclosed Relationships. No relationship, direct or indirect, exists between or among any Quantinuum Party or any of their respective subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of any Quantinuum Party or any of their respective subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.
(z)    Investment Company Act. Each Quantinuum Party is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof received by the Company as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).
(aa)    Taxes. Except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, each Quantinuum Party and its subsidiaries have paid all federal, state, local and foreign taxes (other than any taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP) and filed all tax returns required to be paid or filed through the date hereof, except, in the case where the failure to pay or file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been asserted against any Quantinuum Party or any of their respective subsidiaries or any of their respective properties or assets; in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(bb)    Licenses and Permits. Each Quantinuum Party and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the Quantinuum Parties or any of their respective subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation, modification or failure to renew would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc)    No Labor Disputes. No labor disturbance by or dispute with employees of any Quantinuum Party or any of their respective subsidiaries exists or, to the knowledge of the Quantinuum Parties, is contemplated or threatened, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Quantinuum Parties or any of their respective subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.
(dd)    Certain Environmental Matters. (i) Each Quantinuum Party and its subsidiaries (x) are in compliance with all applicable federal, state, local and foreign laws (including common law), rules, regulations, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of occupational health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received written notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants; (ii) there are no costs or liabilities associated with Environmental Laws and relating to any Quantinuum Party or any of their respective subsidiaries, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Registration Statement, Pricing Disclosure Package and the Prospectus, (x) there is no proceeding that is pending or, to the knowledge of any Quantinuum Party, threatened in writing against any Quantinuum Party or any of their respective subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed, (y) none of the Quantinuum Parties or any of their respective subsidiaries is aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect on the capital expenditures, earnings or competitive position of the Quantinuum Parties or any of their respective subsidiaries, and (z) none of the Quantinuum Parties or any of their respective subsidiaries anticipates material capital expenditures relating to any Environmental Laws.
(ee)    Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title IV of ERISA, but excluding any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA, for which any Quantinuum Party or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Quantinuum Parties within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Sections 414(b),(c),(m) or (o) of the Code) would have any liability (each, a “Plan”), has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is entitled to rely on a favorable determination letter or opinion letter issued by the Internal Revenue Service indicating that such Plan is so qualified, and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification; (viii) none of the Quantinuum Parties or any member of the Controlled Group has incurred within the past six (6) years any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan or a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA; and (ix) none of the following events has occurred: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by any Quantinuum Party or its Controlled Group affiliates in the current fiscal year of such Quantinuum Party and its Controlled Group affiliates compared to the amount of such contributions made in such Quantinuum Party’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in any Quantinuum Party and its Controlled Group affiliates’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in any Quantinuum Party and its Controlled Group affiliates’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(ff)    Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.
(gg)    Accounting Controls. The Quantinuum Parties and their respective subsidiaries taken as a whole maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably designed to comply with the applicable requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Quantinuum Parties and their respective subsidiaries taken as a whole maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in any Quantinuum Party’s internal controls. The auditors of each Quantinuum Party and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect such Quantinuum Party’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in such Quantinuum Party’s internal controls over financial reporting (it being understood that this paragraph (ff) shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) as of an earlier date than it would otherwise be required to so comply under applicable law).
(hh)    Insurance. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each Quantinuum Party and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are generally maintained by similarly situated companies and which the Quantinuum Parties reasonably believe are adequate to protect such Quantinuum Party and its subsidiaries and their respective businesses; and none of the Quantinuum Parties or any of their respective subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.
(ii)    Cybersecurity; Data Protection. Each Quantinuum Party and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are (i) adequate for, and operate and perform in all material respects as required in connection with the operation of the business of each Quantinuum Party and its subsidiaries as currently conducted, and (ii) free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. Each Quantinuum Party and its subsidiaries have implemented and maintained all commercially reasonable controls, policies, procedures, and safeguards necessary to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential , regulated or other data and including the data of their respective customers, employees, suppliers, vendors and any third-party data maintained by or on behalf of the Quantinuum Parties and their respective subsidiaries (collectively, “Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to any such IT Systems or Data (each, a “Breach”), nor any incidents under internal review or investigations relating to the same. The Quantinuum Parties and their respective subsidiaries have not been notified of and are otherwise unaware of any event that would reasonably be expected to result in any Breach of their IT Systems and Data. Each Quantinuum Party and its subsidiaries have complied, and are presently in compliance, with all applicable laws and statutes, judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal and external policies, binding industry standards and contractual obligations, in each case, relating to (i) the privacy and security of IT Systems and Data, (ii) the protection of such IT Systems and Data from any Breach or (iii) the collection, use, transfer, import, export, storage, protection, disposal, disclosure and other processing of Data (collectively, the “Data Security Obligations”). None of the Quantinuum Parties and their respective subsidiaries has received any notification of or complaint regarding, or is aware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation and there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the knowledge of the Quantinuum Parties, threatened alleging non-compliance with any Data Security Obligation.
(jj)    No Unlawful Payments. None of the Quantinuum Parties, any of their respective subsidiaries or controlled affiliates, any director, officer or employee of any Quantinuum Party or any of their respective subsidiaries or controlled affiliates or, to the knowledge of the Quantinuum Parties, any agent, representative or other person associated with or acting on behalf of any Quantinuum Party or any of their respective subsidiaries or affiliates has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. Each Quantinuum Party and its subsidiaries have conducted their business in compliance with applicable anti-corruption laws and have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures reasonably designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws. None of the Quantinuum Parties of any of their respective subsidiaries or affiliates will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.
(kk)    Compliance with Anti-Money Laundering Laws. The operations of each Quantinuum Party and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where any Quantinuum Party or any of their respective subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Quantinuum Party or any of their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Quantinuum Parties, threatened.
(ll)    No Conflicts with Sanctions Laws. None of the Quantinuum Parties, any of their respective subsidiaries or affiliates, directors, officers or employees, nor, to the knowledge of the Quantinuum Parties, any agent, representative or other person associated with or acting on behalf of any Quantinuum Party or any of their respective subsidiaries or affiliates is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are (i) currently the target of any sanctions administered or enforced by (a) the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, including, without limitation, the designation as a “specially designated national” or “blocked person”), or (b) the United Nations Security Council (“UNSC”), the European Union, or His Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”) or “Export Controls” (meaning all export control laws and regulations administered or enforced by (a) the United States Government (including by the U.S. Department of Commerce or the U.S. Department of State), including the Arms Export Control Act (22 U.S.C. § 2778), the Export Control Reform Act of 2018 (50 U.S.C. §§ 4801-4861), the International Traffic in Arms Regulations (22 C.F.R. Parts 120–130), and the Export Administration Regulations (15 C.F.R. Parts 730-774), and (b) any other relevant governmental authority, including (to the extent applicable) EU Regulation 2021/821 (as amended), the Export Control Order 2008, or any other applicable export control legislation or regulation), or (ii) located, organized or resident in a country or territory that is the target of comprehensive Sanctions, currently Cuba, Iran, North Korea, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and any other Covered Region of Ukraine identified pursuant to Executive Order 14065 (each, a “Sanctioned Country”), or of Export Controls. The Quantinuum Parties will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (i) to fund or facilitate any activities of or business with any Person that, at the time of such funding or facilitation, is the target of Sanctions or Export Controls, (ii) to fund or facilitate (x) any activities of or business in any Sanctioned Country or the target of Export Controls or (y) any money laundering or terrorist financing activities, or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions or Export Controls. Since April 24, 2019, the Quantinuum Parties and their respective subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not knowingly engage in any dealings or transactions with any Person that at the time of the dealing or transaction is or was the target of Sanctions or Export Controls or with any Sanctioned Country.
(mm)    No Restrictions on Subsidiaries. Except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to any Quantinuum Party, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to any Quantinuum Party any loans or advances to such subsidiary from such Quantinuum Party or from transferring any of such subsidiary’s properties or assets to any Quantinuum Party or any other subsidiary of any Quantinuum Party.
(nn)    No Broker’s Fees. None of the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(oo)    No Registration Rights. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no person has the right to require any Quantinuum Party or any of their respective subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares by the Company that have not been duly waived or satisfied.
(pp)    No Stabilization. None of the Quantinuum Parties or any of their respective subsidiaries or affiliates has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.
(qq)    Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
(rr)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(ss)    Statistical and Market Data. Nothing has come to the attention of any Quantinuum Party that has caused such Quantinuum Party to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
(tt)    Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act, including Section 402 related to loans.
(uu)    Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.
(vv)    No Ratings. There are (and prior to the Closing Date, will be) no debt securities, convertible securities or preferred stock issued or guaranteed by any Quantinuum Party or any of their respective subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act.
(ww)    Directed Share Program. Each Quantinuum Party represents and warrants that (i) the Registration Statement, the Pricing Disclosure Package and the Prospectus, any Preliminary Prospectus and any Issuer Free Writing Prospectuses comply in all material respects, and any further amendments or supplements thereto will comply in all material respects, with any applicable laws or regulations of foreign jurisdictions in which the Pricing Disclosure Package, the Prospectus, any Preliminary Prospectus and any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States. The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Quantinuum Parties to alter the customer or supplier’s level or type of business with the Quantinuum Parties, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.
(xx)    Private Placement. Except as disclosed in the Registration Statement, each Quantinuum Party has not sold, issued or distributed any shares of Common Stock, Common Stock, including limited liability company interests in the LLC convertible or exercisable or exchangeable for or that represent the right to receive Common Stock, during the six month period preceding the date hereof, including any sales pursuant to Rule 144A under Section 4(a)(2), or Regulation D or S of, the Securities Act, other than shares or limited liability company interests issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans referenced in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or pursuant to outstanding options, rights or warrants.
(yy)    Outbound Investment Rules. Neither the Company nor any of its subsidiaries is a “covered foreign person”, as that term is used in the Outbound Investment Rules. Neither the Company nor any of its subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, or (iii) any other activity that would cause the Trustee to be in violation of the Outbound Investment Rules or cause the Trustee to be legally prohibited by the Outbound Investment Rules from performing under this Agreement. “Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 or any similar law or regulation; as of the date of this Agreement, the Outbound Investment Rules are codified at 31 C.F.R. § 850.101 et seq. “U.S. Person” means any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States.
4.    Further Agreements of the Quantinuum Parties. Each Quantinuum Party, jointly and severally, covenants and agrees with each Underwriter that:
(a)    Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.
(b)    Delivery of Copies. Upon written request of the Representatives, the Company will deliver, without charge, (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.
(c)    Amendments or Supplements, Issuer Free Writing Prospectuses. Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review (which may be by electronic mail) and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.
(d)    Notice to the Representatives. The Company will advise the Representatives promptly (which may be by electronic mail), and confirm such advice in writing (which may be by electronic mail), (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters

Communication or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or, to the knowledge of the Company, the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or, to the knowledge of the Company threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.
(e)    Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.
(f)    Blue Sky Compliance. If required by applicable law, the Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
(g)    Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided that the Company will be deemed to have complied with such requirement by furnishing such earnings statement on the Commission’s Electronic Data Gathering, Analysis, and Retrieval System (“EDGAR”) or any successor system.
(h)    Clear Market. For a period of 180 days after the date of the Prospectus (the “Company Lock-Up Period”), the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Securities Act relating to, any shares of Common Stock, or any options, rights or warrants to purchase any shares of Common Stock or any securities convertible into or exercisable or exchangeable for, or that represent the right to receive, Common Stock, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock or any such other securities or publicly disclose the intention to enter into any such swap or agreement, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of

J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, other than the Shares to be sold hereunder.
The restrictions described above do not apply to (i) the issuance of shares of Stock or securities convertible into or exercisable for shares of Stock (including, without limitation, options, restricted shares, profits interest units, performance share units or restricted share units) pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (in connection with such issuance, the sale of shares of Stock solely to satisfy any tax withholding obligations in connection with such vesting, settlement or exercise, including by means of a “sell to cover” or similar transaction) or the vesting and/or settlement of restricted stock units (“RSUs”) (in connection with such issuance, the sale of shares of Stock solely to satisfy any tax withholding obligations in connection with such vesting, settlement or exercise, including by means of a “sell to cover” or similar transaction), in each case outstanding on the date of this Agreement and described in the Prospectus; (ii) grants of stock options, stock awards, restricted stock, RSUs, or other compensatory equity-based awards and the issuance of shares of Stock or securities convertible into or exercisable or exchangeable for shares of Stock with respect thereto (whether upon the exercise of stock options or otherwise) to the Company’s employees, officers, directors, advisors, or consultants pursuant to the terms of an equity-based compensation plan in effect as of the Closing Date and described in the Prospectus, provided that such recipients enter into a lock-up agreement with the Underwriters; (iii) the issuance of up to 5% of the outstanding shares of Stock, or securities convertible into, exercisable for, or which are otherwise exchangeable for, Stock, immediately following the Closing Date, in acquisitions or other similar strategic transactions, provided that such recipients enter into a lock-up agreement with the Underwriters; (iv) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of this Agreement and described in the Prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction; (v) the issuance of or purchase of shares of Stock or securities convertible into or exercisable or exchangeable for Stock (including, without limitation, the LLC Units) in connection with the Reorganization Transactions as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus (provided that any shares of Class A Common Stock or securities convertible into or exercisable or exchangeable for Class A Common Stock received in the Reorganization Transactions remain subject to the restrictions contained in this Section); (vi) the issuance of shares of Stock or securities convertible into or exercisable for shares of Stock in connection with the U.S. Government Transaction as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (vii) the confidential submission by the Company of a resale shelf draft registration statement on Form S-1 with the Commission as contemplated by the Stockholders’ Agreement referred to in the Prospectus (provided, in the case of any such confidential submission, (1) the Company shall give written notice to the Representatives at least three business days prior to such submission, (2) no public announcement of such confidential submission shall be made and (3) no such confidential submission shall become a publicly available registration statement during the Company Lock-Up Period; or (viii) the facilitation of the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock; provided that (a) such plans do not provide for the transfer of shares of Common Stock during the Company Lock-Up Period and (b) no filing by any party under the Exchange Act or other public announcement shall be required or made voluntarily in connection with such trading plan (other than the required disclosure on Form 10-Q or Form 10-K, as applicable, of the entrance into any trading plan during the relevant fiscal quarter, provided that such disclosure includes a statement to the effect that no transfers may be made pursuant to such trading plan during the Company Lock-Up Period).
If J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(l) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver substantially in the form of Exhibit B hereto at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.
(i)    Use of Proceeds. Each of the Quantinuum Parties will apply the net proceeds from the sale of the Shares as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds.”
(j)    No Stabilization. Neither the Company nor its subsidiaries or affiliates will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.
(k)    Exchange Listing. The Company will use its reasonable best efforts to list, subject to notice of issuance, the Shares on Nasdaq.
(l)    Reports. For a period of three years from the date of this Agreement, so long as the Shares are outstanding, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided that the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on EDGAR.
(m)    Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.
(n)    Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(o)    Certification Regarding Beneficial Owners. Each Quantinuum Party will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and each Quantinuum Party undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.
(p)    Directed Share Program. Each Quantinuum Party will comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.
(q)    Emerging Growth Company. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of Shares within the meaning of the Securities Act and (ii) completion of the 180-day restricted period referred to in Section 4(h) hereof.
5.    Certain Agreements of the Underwriters. Each Underwriter hereby severally represents and agrees that:
(a)    It has not and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).
(b)    It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission.
(c)    It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).
6.    Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional

Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:
(a)    Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A of the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.
(b)    Representations and Warranties. The respective representations and warranties of each Quantinuum Party contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of each Quantinuum Party and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.
(c)    No Material Adverse Change. No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.
(d)    Officers’ Certificates. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of each Quantinuum Party and one additional senior executive officer of such Quantinuum Party who is satisfactory to the Representatives on behalf of the Quantinuum Parties, and not in their personal capacities, (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(c) hereof are true and correct, (ii) confirming that the other representations and warranties of the Quantinuum Parties, as applicable, in this Agreement are true and correct and that the Quantinuum Parties, as applicable, have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a) and (c) above.
(e)    Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the letter delivered on the date of this Agreement, on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than two business days prior to the date of this Agreement, such Closing Date or such Additional Closing Date, as the case may be.
(f)    CFO Certificate. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.
(g)    Opinion and 10b-5 Statement of Counsel for the Company. Latham & Watkins LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.
(h)    Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement, addressed to the Underwriters, of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
(i)    No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares by the Company; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares by the Company.
(j)    Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of each Quantinuum Party and its subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the

Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
(k)    Exchange Listing. The Shares to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been approved for listing on Nasdaq, subject to official notice of issuance.
(l)    Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit D hereto, between you and certain shareholders, officers and directors of the Quantinuum Parties relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or the Additional Closing Date, as the case may be.
(m)    Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Quantinuum Parties shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.
All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
7.    Indemnification and Contribution.
(a)    Indemnification of the Underwriters. The Quantinuum Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented legal fees and other reasonable and documented expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Testing-the-Waters Communication prepared or authorized by the Company, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (b) below.
(b)    Indemnification of the Quantinuum Parties. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each Quantinuum Party, the directors and officers of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting,” the discretionary accounts information contained in the second and third sentences of the seventh paragraph under the caption “Underwriting,” the information contained in the first, second, fourth, fifth, sixth, eighth and ninth sentences of the fifteenth paragraph under the caption “Underwriting,” the information contained in the first sentence of the sixteenth paragraph under the caption “Underwriting,” and the information contained in the first sentence of the seventeenth paragraph under the caption “Underwriting.”

(c)    Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section that the Indemnifying Person may designate in such proceeding and shall pay the reasonable and documented fees and expenses in such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable and documented fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable and documented fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Quantinuum Parties, the directors and officers of the Company who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
(d)    Contribution. If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Quantinuum Parties, on the one hand, and the Underwriters, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Quantinuum Parties, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Quantinuum Parties, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (after deducting underwriting commissions and discounts, but before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the

Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Quantinuum Parties, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Quantinuum Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(e)    Limitation on Liability. The Quantinuum Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable and documented legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.
(f)    Non-Exclusive Remedies. The remedies provided for in paragraphs (a) through (e) of this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
(g)    Directed Share Program Indemnification. The Quantinuum Parties, jointly and severally, agree to indemnify and hold harmless the Directed Share Underwriter, its affiliates, directors and officers and each person, if any, who controls the Directed Share Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Directed Share Underwriter Entity”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal fees and other expenses incurred in connection with defending or investigating any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the

Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Directed Share Underwriter Entities.
(h)    In case any proceeding (including any governmental investigation) shall be instituted involving any Directed Share Underwriter Entity in respect of which indemnity may be sought pursuant to paragraph (g) above, the Directed Share Underwriter Entity seeking indemnity shall promptly notify the Company in writing and the Quantinuum Parties, upon request of the Directed Share Underwriter Entity, shall retain counsel reasonably satisfactory to the Directed Share Underwriter Entity to represent the Directed Share Underwriter Entity and any others the Quantinuum Parties may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Directed Share Underwriter Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Directed Share Underwriter Entity unless (i) the Quantinuum Parties and such Directed Share Underwriter Entity shall have mutually agreed to the retention of such counsel, (ii) the Quantinuum Parties have failed within a reasonable time to retain counsel reasonably satisfactory to such Directed Share Underwriter Entity, (iii) the Directed Share Underwriter Entity shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to either Quantinuum Party or (iv) the named parties to any such proceeding (including any impleaded parties) include either Quantinuum Party and the Directed Share Underwriter Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Quantinuum Parties shall not, in respect of the legal expenses of the Directed Share Underwriter Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Directed Share Underwriter Entities. The Quantinuum Parties shall not be liable for any settlement of any proceeding effected without their written consent, but if settled with such consent, each Quantinuum Party agrees, jointly and severally, to indemnify the Directed Share Underwriter Entities from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time any Directed Share Underwriter Entity shall have requested the Quantinuum Parties to reimburse such Directed Share Underwriter Entity for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Quantinuum Parties agree that they shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Quantinuum Parties of the aforesaid request and (ii) the Quantinuum Parties shall not have reimbursed such Directed Share Underwriter Entity in accordance with such request prior to the date of such settlement. Neither Quantinuum Party shall, without the prior written consent of the Directed Share Underwriter, effect any settlement of any pending or threatened proceeding in respect of which any Directed Share Underwriter Entity is or could have been a party and indemnity could have been sought hereunder by such Directed Share Underwriter Entity, unless (x) such settlement includes an unconditional release of the Directed Share Underwriter Entities from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of the Directed Share Underwriter Entity.

(i)    To the extent the indemnification provided for in paragraph (g) above is unavailable to a Directed Share Underwriter Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Quantinuum Parties in lieu of indemnifying the Directed Share Underwriter Entity thereunder, shall contribute to the amount paid or payable by the Directed Share Underwriter Entity as a result of such losses, claims, damages or liabilities (1) in such proportion as is appropriate to reflect the relative benefits received by the Quantinuum Parties on the one hand and the Directed Share Underwriter Entities on the other hand from the offering of the Directed Shares or (2) if the allocation provided by clause 7(i)(1) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(i)(1) above but also the relative fault of the Quantinuum Parties on the one hand and of the Directed Share Underwriter Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Quantinuum Parties on the one hand and the Directed Share Underwriter Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Directed Share Underwriter Entities for the Directed Shares, bear to the aggregate public offering price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact, the relative fault of the Quantinuum Parties on the one hand and the Directed Share Underwriter Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by either Quantinuum Party or by the Directed Share Underwriter Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(j)    The Quantinuum Parties and the Directed Share Underwriter Entities agree that it would be not just or equitable if contribution pursuant to paragraph (i) above were determined by pro rata allocation (even if the Directed Share Underwriter Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (i) above. The amount paid or payable by the Directed Share Underwriter Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Directed Share Underwriter Entities in connection with investigating or defending such any action or claim. Notwithstanding the provisions of paragraph (i) above, no Directed Share Underwriter Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Directed Share Underwriter Entity has otherwise been required to pay. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in paragraphs (g) through (j) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(k)    The indemnity and contribution provisions contained in paragraphs (g) through (j) shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Directed Share Underwriter Entity or any Quantinuum Party, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.
8.    Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.
9.    Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by written notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or Nasdaq; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.
10.    Defaulting Underwriter.
(a)    If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.
(c)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Quantinuum Parties, except that the Quantinuum Parties, jointly and severally, will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.
(d)    Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Quantinuum Parties or any non-defaulting Underwriter for damages caused by its default.
11.    Payment of Expenses.
(a)    Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Quantinuum Parties, jointly and severally, will pay or cause to be paid all costs and expenses incident to the performance of their obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares to the Underwriters and any transfer taxes or similar taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the reasonable and documented fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum

(including the reasonable and documented related fees and expenses of counsel for the Underwriters); (vi) the cost of preparing stock certificates, if applicable; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors provided, however, that the Underwriters shall pay one-half of the cost of any aircraft or other means of transportation chartered in connection with the road show; (x) all expenses and application fees related to the listing of the Shares on Nasdaq and (xi) all of the reasonable and documented fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other similar taxes, if any, incurred by the Underwriters in connection with the Directed Share Program; provided, however, that the amount payable by the Company pursuant to clauses (v) and (viii) of this Section 11(a) shall not exceed $75,000 in the aggregate for fees and expenses of counsel to the Underwriters.
(b)    If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Quantinuum Parties, jointly and severally, agree to reimburse the Underwriters for all reasonable and documented out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby; provided that in the case of a termination pursuant to Section 10(c) hereto, the Company shall only reimburse the non-defaulting Underwriters.
12.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.
13.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Quantinuum Parties and the Underwriters contained in this Agreement or made by or on behalf of the Quantinuum Parties or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Quantinuum Parties or the Underwriters or the directors, officers, controlling persons or affiliates referred to in Section 7 hereof.
14.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.
15.    Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
16.    Miscellaneous.
(a)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives at:
J.P. Morgan Securities LLC
270 Park Avenue
New York, NY 10017
Fax: (212) 622-8358
Attention: Equity Syndicate Desk; and
Morgan Stanley & Co. LLC
1585 Broadway, 29th Floor
New York, New York 10036
Fax: (212) 507-8999
Attention: Investment Banking Division
Jefferies LLC
520 Madison Avenue
New York, New York 10022
Attention: General Counsel
Notices to the Company shall be given to it at:
Quantinuum Inc.
303 S Technology Court
Broomfield, CO 80021
Attention: Kaniah Konkoly-Thege
with copies to:
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, TX 77002
Attention: Ryan J. Maierson; Cathy Birkeland; Max Schleusener

Honeywell International Inc.
855 S. Mint Street
Charlotte, NC 28202
Attention: Su Ping Lu; Jake Wasserman
(b)    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.
(c)    Submission to Jurisdiction. Each Quantinuum Party hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each Quantinuum Party waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each Quantinuum Party agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon such Quantinuum Party and may be enforced in any court to the jurisdiction of which such Quantinuum Party is subject by a suit upon such judgment
(d)    Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.
(e)    Recognition of the U.S. Special Resolution Regimes.
(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
As used in this Section 16(e):
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:
(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
(f)    Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
(g)    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
(h)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

QUANTINUUM INC.

By:
Name:
Title:

QUANTINUUM HOLDINGS, LLC

By:
Name:
Title:
Accepted: As of the date first written above

For themselves and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

MORGAN STANLEY & CO. LLC

By:
Name:
Title:

JEFFERIES LLC

By:
Name:
Title:

Schedule 1

Underwriter	Number of Shares

J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Jefferies LLC
Evercore Group L.L.C.
BofA Securities, Inc.
UBS Securities LLC
Cantor Fitzgerald & Co.
Mizuho Securities USA LLC
Needham & Company, LLC
SG Americas Securities, LLC
TD Securities (USA) LLC
Craig-Hallum Capital Group LLC
Rosenblatt Securities Inc.

Total

Annex A
a.    Pricing Disclosure Package
[None]
b. Pricing Information Provided Orally by Underwriters
Underwritten Shares:             Class A Common Shares
Public Offering Price Per Share:    $

Annex B
Written Testing-the-Waters Communications
[None]

Exhibit A
AUTHORIZATION LETTER
(to be delivered by the Issuer to J.P. Morgan, Morgan Stanley, Jefferies and Evercore in email or letter form)
J.P. Morgan Securities LLC
270 Park Avenue
New York, New York 10017
Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
Jefferies LLC
520 Madison Avenue
New York, New York 10022
Evercore Group L.L.C.
55 East 52nd Street, 35th Floor
New York, NY 10055
In reliance on Section 5(d) and/or Rule 163B under the Securities Act of 1933, as amended (the “Act”), Quantinuum Inc. (the “Issuer”) hereby authorizes J.P. Morgan Securities LLC (“J.P. Morgan”), Morgan Stanley & Co. LLC (“Morgan Stanley”), Jefferies LLC (“Jefferies”) and Evercore Group L.L.C. (“Evercore”), and their respective affiliates and employees (collectively, the “Authorized Underwriters”), to engage on behalf of the Issuer in oral and written communications with potential investors that are “qualified institutional buyers”, as defined in Rule 144A under the Act, or institutions that are “accredited investors”, within the meaning of Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) of Regulation D under the Act, to determine whether such investors might have an interest in the Issuer’s contemplated initial public offering (“Testing-the-Waters Communications”).
A “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act. Each of the Authorized Underwriters, individually and not jointly, agrees that it shall not distribute any Written Testing-the-Waters Communication that has not been approved by the Issuer.
The Issuer represents that (i) except as disclosed to the Authorized Underwriters, it has not alone engaged in any Testing-the-Waters Communication and (ii) it has not authorized anyone other than the Authorized Underwriters to engage in Testing-the-Waters Communications. The Issuer agrees that it shall not authorize any other third party to engage on its behalf in oral or written communications with potential investors without the written consent of Morgan Stanley, J.P. Morgan, Jefferies and Evercore. The Issuer also represents that, as of the date hereof, it is an “emerging growth company,” as defined in Section 2(a)(19) of the Act (“Emerging Growth Company”) and agrees to promptly notify the Authorized Underwriters in writing if the Issuer hereafter ceases to be an Emerging Growth Company while this authorization is in effect. If at any time following the distribution of any Written Testing-the-Waters Communication there occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Issuer will promptly notify the Authorized Underwriters and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.
Nothing in this authorization is intended to limit or otherwise affect the ability of the Authorized Underwriters to engage in communications in which they could otherwise lawfully engage in the absence of this authorization, including, without limitation, any written communication containing only one or more of the statements specified under Rule 134(a) under the Act. This authorization shall remain in effect until the Issuer has provided to the Authorized Underwriters a written notice revoking this authorization. All notices as described herein shall be sent by email to the attention of Tegh Kapur at tegh.kapur@jpmorgan.com, Mehul Choudhary at mehul.choudhary@jpmorgan.com, Mitzi Madrid Diaz at mitzi.madrid.diaz@morganstanley.com, Becky Steinthal at rsteinthal@jefferies.com, and Kieran McDonald at kieran.mcdonald@evercore.com with copies to John B. Meade at john.meade@davispolk.com.

Exhibit B
Form of Waiver of Lock-Up
Quantinuum Inc.
Public Offering of Class A Common Stock
           , 2026
[Name and Address of
Officer or Director
Requesting Waiver]
Dear Mr./Ms. [Name]:
This letter is being delivered to you in connection with the offering by Quantinuum Inc. (the “Company”) of             shares of Class A common stock, $            par value per share (the “Class A Common Stock”), of the Company and the lock-up letter dated            , 2026 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated            , 2026, with respect to             shares of Class A Common Stock (the “Shares”).
J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective           , 2026; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].
Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

By:
Name:
Title:

cc: Company

Exhibit C
Form of Press Release
Quantinuum Inc.
[Date]
Quantinuum Inc. (the “Company”) announced today that J.P. Morgan and Morgan Stanley, the lead book-running managers in the Company’s recent public sale of             shares of Class A common stock, are [waiving] [releasing] a lock-up restriction with respect to            shares of the Company’s Class A common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on           , 2026, and the shares may be sold on or after such date.
This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit D
FORM OF LOCK-UP AGREEMENT
           , 2026
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Jefferies LLC
As Representatives of
the several Underwriters listed in
Schedule 1 to the Underwriting
Agreement referred to below
c/o J.P. Morgan Securities LLC
270 Park Avenue
New York, New York 10017
c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
c/o Jefferies LLC
520 Madison Avenue
New York, New York 10022
Re:    Quantinuum Inc. --- Public Offering
Ladies and Gentlemen:
The undersigned understands that you, as representatives (the “Representatives”) of the several Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Quantinuum Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.
In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC on behalf of the Underwriters, the undersigned will not, and will not cause any direct or indirect affiliate to, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending at the close of business 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock or Class B Common Stock, par value $0.0001 per share, of the Company (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Common Stock, “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing; provided that to the extent the undersigned has demand and/or piggyback registration rights, the foregoing shall not prohibit the undersigned from notifying the Company privately that it is or will be exercising its demand and/or piggyback registration rights following the expiration of the Restricted Period and undertaking any preparations related thereto, including a confidential submission of a registration statement, so long as no public announcement is made regarding the submission or transaction during the Restricted Period. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise. The undersigned further confirms that it has furnished the Representatives with the details of any transaction the undersigned, or any of its affiliates, is a party to as of the date hereof, which transaction would have been restricted by this Letter Agreement if it had been entered into by the undersigned during the Restricted Period.
Notwithstanding the foregoing, the undersigned may:
(a)  transfer, distribute, cause the distribution of or surrender (as the case may be) the undersigned’s Lock-Up Securities:
(i) as a bona fide gift or gifts, or for bona fide estate planning purposes, including, without limitation to charitable organizations or educational institutions,

(ii) to any immediate family member of the undersigned,
(iii) by will, other testamentary document or intestacy,
(iv) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor, trustee or beneficiary of the trust or to the estate of a trust, trustee or beneficiary of such trust (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin),
(v) to a corporation, partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests,
(vi) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (v) above,
(vii) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to members or, partners or other equityholders of the undersigned,
(viii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement,
(ix) to the Company from an employee or individual service provider of the Company or its affiliates upon death, disability or termination of employment, in each case, of such employee or individual service provider,
(x) as part of a transfer or disposition of the undersigned’s Lock-Up Securities acquired in open market transactions after the closing date for the Public Offering or acquired from the Underwriters in connection with the Public Offering,
(xi) to the Company in connection with the vesting, conversion, settlement, or exercise of restricted stock, restricted stock units (“RSUs”), options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, conversion, settlement, or exercise of such restricted stock, RSUs, options, warrants or rights, provided that any such shares of Common Stock received upon such exercise, vesting, conversion or settlement shall be subject to the terms of this Letter Agreement, and provided further that any such restricted stock, RSUs, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus,
(xii) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated person would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Letter Agreement; provided further, that the undersigned may enter into any lock-up, voting or similar agreement pursuant to which the lock-up party may agree to transfer, sell, tender or otherwise dispose of shares of Common Stock or other securities of the Company in connection with a transaction described in this clause (a)(xii),
(xiii) transfer, convert, reclassify, redeem or exchange of any of the undersigned’s Lock-Up Securities pursuant to the Reorganization Transactions as described in the Registration Statement, Pricing Disclosure Package and the Prospectus (provided that any shares of Class A Common Stock or securities convertible into or exercisable or exchangeable for Class A Common Stock received in the Reorganization Transactions remain subject to the terms of this Letter Agreement for the remainder of the Restricted Period),
(xiv) in connection with the following open market transactions: (A) the sale of shares of Class A Common Stock acquired upon the vesting, settlement or exercise of equity awards that are granted to the undersigned during the Restricted Period pursuant to an equity incentive plan or arrangement described in the Registration Statement, Pricing Disclosure Package and the Prospectus solely to satisfy any tax withholding obligations in connection with such vesting, settlement or exercise (including by means of a “sell to cover” or similar transaction) and (B) any transactions pursuant to any plans entered into or established pursuant to clause (d) below, to generate such amount of net proceeds to the undersigned from such sales (after deducting commissions) in an aggregate amount up to the total amount of taxes or estimated taxes (as applicable) that become due as a result of the vesting, exercise and/or settlement of Company equity awards held by the undersigned and issued pursuant to a plan or arrangement described in the Prospectus that vest, are exercised and/or settle during the Restricted Period, provided that, for the avoidance of doubt, any Lock-Up Securities retained by the undersigned after giving effect to this provision shall be subject to the terms of this Letter Agreement, or
(xv) as any pledge, charge, hypothecation or other granting of a security interest in the Common Stock or as any security convertible into Common Stock to one or more banks, financial or other lending institutions (“Lenders”) as collateral or security for or in connection with any margin loan or other loans, advances or extensions of credit entered into by the undersigned or any of its direct or indirect subsidiaries, provided that, for the avoidance of doubt, no such margin loan or similar arrangement is outstanding with respect to any Lock-Up Securities as of the date of this Agreement, and any transfers of such Common Stock or such other securities to the applicable Lender(s) or other third parties upon or following foreclosure upon or enforcement of such Common Stock or such securities in accordance with the terms of the documentation governing any margin loan or other loan, advance, or extension of credit (including, without limitation, pursuant to any agreement or arrangement existing as of the date hereof); provided that with respect to any pledge, charge, hypothecation or other granting of a security interest set forth above after the execution of this Letter Agreement, the applicable Lender(s) shall be informed of the existence and contents of this Letter Agreement before entering into any margin loan or other loans, advances or extensions of credit and further, provided that any purchaser or transferee of such Common Stock or such other securities shall, upon foreclosure on the pledged securities, sign and deliver a lock-up agreement substantially in the form of this Letter Agreement;
provided that (A) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi), (vii) and (viii), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this Letter Agreement, (B) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi), (ix), (x), (xi) and (xv), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above, any legally required filing on Schedule 13 or, in the case of any transfer pursuant to clauses (a)(i), (ii), (ix), (x) and (xi), any legally required filing on a Form 4 as a result of such transfer provided that any such legally required public filing reporting a reduction in beneficial ownership of shares of Common Stock in connection with such transfer or distribution shall clearly indicate in the footnotes thereto the nature and conditions of such transfer) and (C) in the case of any transfer or distribution pursuant to clause (a)(vii) and (viii) it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock in connection with such transfer or distribution shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;
(b) exercise outstanding options, vest restricted stock, settle RSUs or other equity awards or exercise warrants pursuant to plans or other equity compensation arrangements described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that any Lock-Up Securities received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement;
(c) convert outstanding preferred stock, warrants to acquire preferred stock or convertible securities into shares of Common Stock or warrants to acquire shares of Common Stock;

provided that any such shares of Common Stock or warrants received upon such conversion shall be subject to the terms of this Letter Agreement; and
(d) establish or modify trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Lock-Up Securities; provided that (1) such plans do not provide for the transfer of Lock-Up Securities during the Restricted Period (other than pursuant to clause (a)(xii) above) and (2) no public filing, report or announcement shall be voluntarily made in connection with such plan (other than the required disclosure on Form 10-Q or Form 10-K, as applicable, of the entrance into any trading plan during the relevant fiscal quarter, provided that such disclosure includes a statement to the effect that no transfers may be made pursuant to such trading plan during the Restricted Period) and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock in connection with such trading plan shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer.
In addition, nothing in this Letter Agreement shall prevent the transfer, conversion, reclassification or exchange of any Lock-Up Securities pursuant to the Restructuring Transactions as described in the Prospectus; provided that any Lock-Up Securities received in the Restructuring Transactions remain subject to the terms of this Letter Agreement.
If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.
If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Securities the undersigned may purchase in the Public Offering.
If the undersigned is an officer or director of the Company, (i) J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, on behalf of the Underwriters, agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Lock-Up Securities, J.P. Morgan Securities LLC or Morgan Stanley & Co. LLC, on behalf of the Underwriters, will notify the Company of the impending release or waiver; provided, that the failure to give such notice shall not give rise to any claim or liability against the Underwriters, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, on behalf of the Underwriters, hereunder to any such officer or director shall only be effective two business days after the publication date of such announcement. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration or that is to an immediate family member as defined in FINRA Rule 5130(i)(5) and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.
If any record or beneficial owner of any securities of the Company other than the undersigned (each, a “Triggering Shareholder”) is granted an early release or waiver from the restrictions described in this Letter Agreement or in any other similar agreement during the Restricted Period, then the undersigned shall also be provided with the opportunity to be released, pro rata relative to the Triggering Shareholder.
In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Representatives and the other Underwriters are not making a recommendation to you to enter into this Letter Agreement, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.
The undersigned understands that, if (i) the Company files with the SEC a notice of withdrawal of the Registration Statement on Form S-1 (which covers the Securities) pursuant to Rule 477 promulgated under the Securities Act, (ii) the Underwriting Agreement does not become effective by August 12, 2026 or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be automatically released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.
This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.
Signatures transmitted by facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or

other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title: